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Carolina Power & Light Company
SUPPLEMENTAL DATA                             Three Months Ended       Six Months Ended         Twelve Months Ended
                                                   June 30                 June 30                    June 30
                                              1994          1993     1994           1993        1994          1993
Operating Revenues (in thousands)
  Residential............................. $ 190,017  $  191,659   $  452,390   $  440,027   $  956,060   $  910,274
  Commercial..............................   149,520     146,178      293,317      282,820      603,469      581,949
  Industrial..............................   192,686     197,514      359,546      358,970      744,591      736,724
  Government and municipal................    19,582      19,692       39,098       38,361       79,354       78,511
  Wholesale - standard rate schedules.....    81,465      76,841      182,663      168,191      368,393      363,397
  Power Agency contract requirements......    31,818      31,282       67,765       70,265      131,759      154,521
  Other utilities.........................    11,571       1,788       15,641        4,522       22,350        5,450
  Miscellaneous revenue...................    10,651       9,637       21,351       18,920       39,101       38,592
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Total Operating Revenues.......... $ 687,310  $  674,591   $1,431,771   $1,382,076   $2,945,077   $2,869,418
                                            =========  ==========   ==========   ==========   ==========   ==========
Energy Sales (millions of kWh)
  Residential.............................     2,303       2,332        5,646        5,495       11,549       11,014
  Commercial..............................     2,167       2,155        4,218        4,063        8,703        8,371
  Industrial..............................     3,676       3,420        6,793        6,430       13,919       13,179
  Government and municipal................       304         301          610          598        1,260        1,239
  Wholesale - standard rate schedules.....     1,627       1,449        3,327        3,173        7,076        6,627
  Power Agency contract requirements......       804         897        1,451        1,857        3,099        3,972
  Other utilities.........................       216          50          334          155          507          184
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Total Energy Sales................    11,097      10,604       22,379       21,771       46,113       44,586
                                            =========  ==========   ==========   ==========   ==========   ==========
Energy Supply (millions of kWh)
  Generated - coal........................     5,753       5,852       11,849       12,325       25,330       27,521
              nuclear.....................     3,668       3,610        7,051        6,748       13,995       10,687
              hydro.......................       232         240          537          586          734          995
              combustion turbines.........        28          26           66           31          119           81
  Purchased...............................     1,859       1,409        3,816        3,048        7,879        7,237
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Total Energy Supply
          (Company Share).................    11,540      11,137       23,319       22,738       48,057       46,521
                                            =========  ==========   ==========   ==========   ==========   ==========
Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current............ $  18,837  $   36,099   $   89,080   $   83,084   $  144,618   $  144,799
  Income tax expense - deferred...........     7,859       2,392       (2,002)      10,087       50,219       73,225
  Income tax expense - investment
    tax credit adjustments................    (2,884)     (2,893)      (5,768)      (5,787)     (11,594)     (11,088)
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Subtotal..........................    23,812      35,598       81,310       87,384      183,243      206,936
                                            ---------  ----------   ----------   ----------   ----------   ----------
 Harris Plant deferred costs - deferred...         -           -            -            -            -         (930)
 Harris Plant deferred costs -
   investment tax credit adjustments......       (74)        (44)        (149)         (89)         158         (125)
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Subtotal..........................       (74)        (44)        (149)         (89)         158       (1,055)
                                            ---------  ----------   ----------   ----------   ----------   ----------
  Total Included in Operating Expenses....    23,738      35,554       81,161       87,295      183,401      205,881
                                            ---------  ----------   ----------   ----------   ----------   ----------
 Included in Other Income
  Income tax expense (credit) - current...      (675)     (1,795)      (5,298)      (3,023)      (9,733)      (7,534)
  Income tax expense - deferred...........     1,769       1,762        2,809        3,892        7,962       10,319
  Income tax expense - investment
    tax credit adjustments.................        -           -            -            -       (1,194)           -
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Subtotal..........................     1,094         (33)      (2,489)         869       (2,965)       2,785
  Harris Plant carrying costs - deferred..         -           -            -            -            -          797
  Other income, net - deferred............         -           -            -            -            -           18
                                            ---------  ----------   ----------   ----------   ----------   ----------
        Total Included in Other Income....     1,094         (33)      (2,489)         869       (2,965)       3,600
                                            ---------  ----------   ----------   ----------   ----------   ----------
  Included in Interest Charges
    Allowance for borrowed funds used
     during construction - deferred.......         -           -            -            -            -        1,205
                                            ---------  ----------   ----------   ----------   ----------   ----------

            Total Income Tax Expense...... $  24,832  $   35,521   $   78,672   $   88,164   $  180,436   $  210,686
                                            =========  ==========   ==========   ==========   ==========   ==========

FINANCIAL STATISTICS                                                        JUNE 30, 1994              JUNE 30, 1993
                                                                         ACTUAL    PRO FORMA        ACTUAL      PRO FORMA
                                                                                   (Note 2)                     (Note 2)

Ratio of earnings to fixed charges........                                 3.26         3.42         3.34         3.53
Return on average common stock equity.....                                12.22%       11.28%       15.07%       13.76%
Book value per common share (Note 2)......                              $ 17.60          N/A      $ 17.46          N/A
Capitalization ratios
    Common stock equity...................                                49.90%       53.87%       48.74%       53.10%
    Preferred stock - redemption                                           2.70         2.70         2.72         2.72
     not required.........................                                47.40        43.43        48.54        44.18
    Long-term debt, net...................                          ------------   -----------  -----------  -----------
                                                                         100.00%      100.00%      100.00%      100.00%
            Total.........................                          ============   ===========  ===========  ===========
__________________________
See Notes to Financial Statements.
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